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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31757) of Mace Security International, Inc. of our report dated August 27, 1999, except for Note 7, as to which the date is October 29, 1999, with respect to the financial statements of Millennia Car Wash, L.L.C. for the period from April 2, 1998 (date of inception) to December 31, 1998 included in this Form 8-K/A.

                                                          /s/  Ernst & Young LLP


Philadelphia, Pennsylvania
December 16, 1999